Exhibit 4.21

Execution Copy

DEED OF DISCHARGE

This DEED OF DISCHARGE (this “Deed”) is dated 5 October 2005

BETWEEN:

(1)                                  EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT, having its headquarters at One Exchange Square, London EC2A 2JN, England (“EBRD”), duly represented for the purposes hereof by the signatory persons indicated herein;

(2)                                  EXPORT DEVELOPMENT CANADA, having its headquarters at 151 O’Connor Street, Ottawa, KlA 1K3, Canada (“EDC”), duly represented for the purposes hereof by the signatory persons indicated herein;

(3)                                  NORDIC INVESTMENT BANK, having its headquarters at Fabianinkatu 34, FIN-00171, Helsinki, Finland (“NIB”), duly represented for the purposes hereof by the signatory persons indicated herein;

(4)                                  ABN AMRO BANK (ROMANIA) S.A., having its headquarters at WTCB-E, 2nd Floor, 10 Montreal Square, Bucharest, District 1, Romania (“ABN”), duly represented for the purposes hereof by the signatory persons indicated herein;

(5)                                  CITIBANK ROMANIA S.A., having its headquarters at 8 Bvd. Iancu de Hunedoara, District 1, 712042 Bucharest, Romania (“Citibank”), duly represented for the purposes hereof by the signatory persons indicated herein;

(6)                                  VODAFONE EUROPE B.V., a corporation organised and existing in accordance with the laws of The Netherlands with its registered office located at Rivium Quadrant 173-177, 15th floor, 2909 LC Capelle aan den IJssel, The Netherlands (“Vodafone Europe”), duly represented for the purposes hereof by the signatory persons indicated herein;

(7)                                  MOBIFON HOLDINGS B.V., a company organised and existing in accordance with the laws of The Netherlands, with its registered office located at 173-177 Rivium Quadrant, 15th floor, 2909 LC Capelle aan den Ijssel, The Netherlands (“MobiFon Holdings”), duly represented for the purposes hereof by the signatory persons indicated herein;

(8)                                  ERIK ANTONIUS JACOBUS DE RIJK, a citizen of the Netherlands, identified with Passport no. NC4732289, issued by the Dutch authorities on 13 June 2002, born on 5 March 1960 in the Hague, domiciled at Eisenhowerlaan 47, 2517 KK., The Hague, The Netherlands (“De Rijk”);

(9)                                  MARIA MEELTJE BAKKER, a citizen of the Netherlands, identified with Passport no. NC2716722, issued by the Dutch authorities on 24 May 2002, born on 16 May 1973 in Schiedam, domiciled at Banierhof 8, 3032 PM, Rotterdam, The Netherlands (“Bakker”);

(10)                            MICHAEL LUDOVICUS JOSEPHUS MARIA HEERE, a  citizen of the Netherlands, identified with Passport no. NC9499178, issued by the Dutch authorities on 7 August 2002, born on 11 December 1962 in Breda, domiciled at Ruychroklaan 128, 2597 ES, The Hague, The Netherlands (the “Heere”);

(11)                            MOBIFON S.A., a joint stock company duly existing and organized under the laws of Romania, having its headquarters at 15 Charles de Gaulle Plaza, District 1, 011857, Bucharest, Romania (the “Borrower”), and duly represented for the purposes hereof by the signatory persons indicated herein.

WHEREAS:

(A)                              EBRD and the Borrower entered into a loan agreement dated 27 August 2002 (, as amended, the “EBRD Loan Agreement”) pursuant to which EBRD agreed to provide certain credit facilities in the principal amount of up to U.S. $230,000,000 to the Borrower pursuant to the terms thereof.

(B)                                EDC and the Borrower entered into a loan agreement dated 27 August 2002 (, as amended, the “EDC Loan Agreement”) pursuant to which EDC agreed to provide certain credit facilities in the principal amount of up to U.S. $35,000,000 to the Borrower pursuant to the terms thereof.

(C)                                NIB and the Borrower entered into a loan agreement dated 27 August 2002 (, as amended, the “NIB Loan Agreement”) pursuant to which NIB agreed to provide certain credit facilities in the principal amount of up to U.S. $35,000,000 to the Borrower pursuant to the terms thereof.

(D)                               The obligations of the Borrower under the Senior Loan Agreements and the other Financing Agreements have been secured by security interests created pursuant to the Security Documents.

(E)                                 The Borrower has entered into a Facility Agreement (the “Facility Agreement”) pursuant to which the New Lenders have agreed to provide to the Borrower certain credit facilities to, inter alia, enable the Borrower to discharge all obligations of the Borrower under the Financing Agreements.

(F)                                 On September 27, 2005, the Borrower repaid in full to the Agent of the Senior Lenders under the EBRD Loan Agreement, EDC Loan Agreement, NIB Loan Agreement, all the amounts outstanding under the Financing Agreements;

(G)                                In consideration of the repayment in full of all amounts due under the Senior Loan Agreements and the other Financing Agreements, the Senior Lenders have agreed to discharge the Borrower, the other Security Parties and all other persons who are parties to any of the Financing Agreements from all of their respective obligations under the Senior Loan Agreements, the Security Documents and the other Financing Agreements.

(H)                               To give effect to the discharge referred to in Recital ((G)) above, the Senior Lenders have agreed to execute this Deed.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.01.                         Definitions

All capitalised terms used herein and not otherwise defined will have the meaning ascribed to them in the EBRD Loan Agreement.

In this Deed, the following terms have the following meanings:

“Agent”	means ABN AMRO Bank NV.

“Assignment of Receivables”	means the agreement referred to in paragraph 13 of Schedule 1.

“Attorney”	has the meaning given to it in Section 3.01(a).

“Business Day”

means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets are open for the transaction of general business in the interbank market for US Dollars in London, England, on which commercial banks and foreign exchange markets settle payments in US Dollars in New York and on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

“Donors”	has the meaning given to it in Section 3.01(a).

“EBRD Loan Agreement”	has the meaning given to it in Recital A.

“EDC Loan Agreement”	has the meaning given to it in Recital B.

“Effective Date”	means the date when the last signatory hereto executes this Deed.

“English Security Documents”

means the Insurance Assignment, the Offshore Account Charge and any other instrument (other than the Romanian Security Documents) creating a security interest in favour of any of the Senior Lenders or the Working Capital Lenders to secure the obligations of the Borrower or any other Security Party under the Financing Agreements.

“Facility Agreement”	means the €200,000,000 facility agreement entered into between the Borrower and each of the New Lenders on 2 September 2005.

“Financing Agreements”

means all documents listed in Schedule 1 and any other agreements entered into between the Borrower or any other party on one hand and any of the Senior Lenders, Working Capital Lenders or the Agent, on the other hand in relation to the Senior Loan Agreements, as well as any other documents defined as Financing Agreements under the Senior Loan Agreements.

“Insurance Assignment”	means the agreement referred to in paragraph 10 of Schedule 1.

“New Lenders”

means Bank Austria Creditanstalt AG, Citibank, N.A., Commerzbank Aktiengesellschaft, ING Bank N.V., Raiffeisen Zentralbank Österreich AG, Citibank Ireland Financial Services plc, each as lender under the Facility Agreement.

“NIB Loan Agreement”	has the meaning given to it in Recital C.

“Offshore Accounts Charge”	means the document referred to in paragraph 14 of Schedule 1.

“Romanian Security Documents”

means the Security Agreement over Shares, the Security Agreement over Accounts, the Security Agreement over Movables, the Assignment of Receivables and any other instrument creating a security interest under the laws of Romania in favour of any of the Senior Lenders, or the Working Capital Lenders to secure obligations of the Borrower or any other Security Party under the Financing Agreements.

“Security Agreement over Accounts”	means the agreement referred to in paragraph 12 of Schedule 1.

“Security Agreement over Movables”	means the agreement referred to in paragraph 9 of Schedule 1.

“Security Agreement over Shares”	means each of the document referred to in paragraphs 11 of Schedule 1.

“Security Documents”	means the English Security Documents and the Romanian Security Documents.

“Security Parties”	means the Borrower, the Shareholders and any other person which has provided security pursuant to, or is otherwise bound by, any of the Security Documents.

“Senior Lenders”	EBRD, EDC and NIB as lenders under the Senior Loan Agreements.

“Senior Loan Agreements”	means the EBRD Loan Agreement, the EDC Loan Agreement and the NIB Loan Agreement.

“Shareholders”	means Vodafone Europe, MobiFon Holdings, De Rijk, Bakker and Heere.

“Working Capital Lenders”	means ABN and Citibank.

Section 1.02.                         Interpretation

In this Deed:

(a)  unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include natural and legal persons, corporations, partnerships and other legal persons and references to a person includes its successors and permitted assigns;

(b)  a reference to a specified Article, Section or Schedule shall be construed as a reference to that specified Article, Section or Schedule of this Agreement;

(c)  a reference to an agreement (including, for the avoidance of doubt, references to the Financing Agreements in the Recitals, Section 1.01, Schedule 1 and elsewhere in this Deed, whether followed by the details of a particular amendment or not), law, statute, decree, regulation or other legal instrument shall be construed as a reference to such agreement, law, statute, decree, regulation or other legal instrument as the same may be amended, varied, supplemented, novated, assigned or re-enacted from time to time;

(d)  the headings are inserted for convenience of reference only and shall not affect the interpretation of this Deed;

(e)  the expression “including” shall be construed as meaning “including without limitation”, unless the context otherwise requires; and

(f)  references to “law” include references to any applicable common or customary law and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

ARTICLE 2 - DISCHARGE

Section 2.01.                         Discharge of Security under English Security Documents

(a)  With effect from the Effective Date of this Deed, the Senior Lenders and the Working Capital Lenders hereby surrender, release and reconvey to the Borrower (or to the relevant Security Party) all right, title and interest of the Borrower (or, as the case may be, of such Security Party) in and to, and release and discharge all pledges, mortgages and other security interests created pursuant to any of the English Security Documents over any assets of the Borrower or any Security Party which are subject to the English Security Documents, in each case as at the Effective Date.

(b)  Subject to Section 2.02(b), the Senior Lenders and the Working Capital Lenders hereby acknowledge that, as of and from the Effective Date each of the Security Parties shall be discharged from the English Security Documents and shall have no further rights, titles, interests, duties, obligations or any liabilities whatsoever thereunder.

Section 2.02.                         Termination of the Financing Agreements

(a)  The parties hereto agree that each of the Senior Loan Agreements, English Security Documents and the other Financing Agreements (other than the Romanian Security Documents) shall terminate and be of no further effect as of the Effective Date.

(b)  Notwithstanding Section 2.02(a) but without prejudice to Section 2.01(a), no party (other than the Senior Lenders) to any of the Financing Agreements shall be released or discharged from claims that any Senior Lender may have against it in respect of any of the Financing Agreements (other than the Romanian Security Documents) arising prior to the Effective Date, including, without limitation, any claims that the Senior Lenders may have against the Borrower in respect of unwinding costs and other amounts that may become due from the Borrower in connection with the repayment by the Borrower of the amounts outstanding under the Financing Agreements.

(c)  Each of the parties hereto (other than the Senior Lenders) hereby acknowledges that it does not have any claims against any of the Senior Lenders under any of the Financing Agreements (other than the Romanian Security Documents) and waives and undertakes to waive any rights that it may have with respect to such claims.

Section 2.03.                         Discharge of Security under Romanian Security Documents

(a)  With effect from the Effective Date of this Deed, the Senior Lenders and the Working Capital Lenders hereby release and discharge all pledges, mortgages and other security interests created pursuant to any of the Romanian Security Documents over any assets of the Borrower or of any Security Party which are subject to the Romanian Security Documents, in each case as of the Effective Date.

(b)  Subject to Section 2.04(b), the Senior Lenders and the Working Capital Lenders hereby acknowledge that, as of and from the Effective Date each of the Security Parties shall be discharged from the Romanian Security Documents and shall have no further rights, titles, interests, duties, obligations or any liabilities whatsoever thereunder.

Section 2.04.                         Termination of Romanian Security Documents

(a)  The parties hereto agree that each of the Romanian Security Documents shall terminate and be of no further effect as of the Effective Date.

(b)  Notwithstanding Section 2.04(a) but without prejudice to Section 2.03(a), no party (other than the Senior Lenders) to any of the Romanian Security Documents shall be released or discharged from claims that any Senior Lender may have against it in respect of such Romanian Security Documents arising prior to the Effective Date.

(c)  Each of the parties hereto (other than the Senior Lenders) hereby acknowledges that it does not have any claims against any of the Senior Lenders under any of the Romanian Security Documents and undertakes to waive any rights that it may have with respect to such claims.

ARTICLE 3 - POWER OF ATTORNEY

Section 3.01.                         Scope of the Power of Attorney

(a)  Each of the Senior Lenders, the Borrower and the Shareholders (the “Donors”) shall execute a separate power of attorney (in notarised and appostiled format) which shall irrevocably authorise Cristiana I. Stoica and Radu Rizoiu (the “Attorneys”) to take all steps and to perform all acts necessary (including but not limited to signing in the name and on behalf of any or all of the Donors any and all instruments as may be necessary or desirable) in connection with the surrenders, discharges and releases of pledges, mortgages and other security interests, reconveyance of rights and titles and the termination of the Financing Agreements contemplated in this Deed (the “Discharge”), and:

(i)                                     to execute, deliver and file security release letters and other documents (including financing statements referred to in Section 3.01(b)) for the purposes of registration of the Discharge with the Electronic Archive of Security Interests in Personal Property in accordance with Romanian law;

(ii)                                  to register in the shareholders register and other applicable books of the Borrower the Discharge in relation to the Security Agreement over Shares and endorse the share certificates representing shares in the capital of the Borrower to give effect to such Discharge;

(iii)                               to notify parties to the Financing Agreements and all other parties concerned of the Discharge;  and

(iv)                              to do whatever is necessary for the purposes of performing the mandate given under such power of attorney.

(b)  The Borrower undertakes to deliver to the Attorneys all necessary financing statements or other security interest registration certificates promptly upon receiving a request therefor from the Attorneys.

Section 3.02.                         Power to Notify

Each of the Donors hereby irrevocably authorises the Attorneys to notify parties to the Financing Agreements and any other concerned parties of the Discharge, including, without limitation, the Collection Banks, the Claims Agents (as such terms are defined in the Accounts Agreement) and enter with such parties into such agreements and arrangements as may be necessary or desirable to give effect to the Discharge.

Section 3.03.                         Substitute

The Attorneys shall have (i) power by writing under each Attorney’s hand to appoint any lawyer employed by STOICA & Asociatii as a substitute who shall have power to act on behalf of the Donors as if he or she shall have been originally appointed an Attorney by the power of attorney referred to in Section 3.01 or authorised as an Attorney in accordance with Section 3.02 and (ii) power to revoke any such appointment at any time and for any reason.

Section 3.04.                         Instructions of the Donors

(a)                                  In exercising the powers of attorney referred to in Sections 3.01, 3.02 and 3.03 above, the Attorneys shall at any time be entitled to seek instructions from any of the Donors.

(b)                                 The Attorneys shall, as soon as practicable, inform all the other Donors regarding the instructions received from a Donor.

ARTICLE 4 - MISCELLANEOUS

Section 4.01.                         Execution, Delivery and Effectiveness

(a)  This Deed had been executed by the parties hereto on various dates and delivered by all parties hereto on the date first above written, which is the date when the last execution has taken place.

(b)  This Deed does not become effective in respect of any of the parties until such time as it is executed and delivered by all parties hereto (the “Effective Date”).

Section 4.02.                         Governing Law

This Deed, except for Sections 2.03 and 2.04 shall be governed by and construed in accordance with the laws of England.  Sections 2.03 and 2.04 of this Deed shall be governed by and construed in accordance with the laws of Romania.

Section 4.03.                         Counterparts

This Deed may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Deed to be executed and delivered as a deed in their respective  names.

EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

NORDIC INVESTMENT BANK	EXPORT DEVELOPMENT CANADA

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ABN AMRO BANK (ROMANIA) S.A.	CITIBANK ROMANIA S.A.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

VODAFONE EUROPE B.V.	MOBIFON HOLDINGS B.V.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

ERIK ANTONIUS JACOBUS DE RIJK	MARIA MEELTJE BAKKER

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

MICHAEL LUDOVICUS JOSEPHUS	MOBIFON S.A.
MARIA HEERE

By:
By:	Name:
Name:	Title:
Title:	Date:
Date:

SCHEDULE 1

FINANCING AGREEMENTS

(1)	EBRD Loan Agreement (as defined in Recital A).

(2)	EDC Loan Agreement (as defined in Recital B).

(3)	NIB Loan Agreement (as defined in Recital C).

(4)	Agency Agreement dated 27 August 2002 between the Borrower, ABN AMRO Bank N.V., EBRD, EDC and NIB.

(5)

Share Retention and Subordination Deed dated 27 August 2002 among the Borrower, Telesystem International Wireless Inc., Telesystem International Wireless Corporation N.V., Vodafone Europe B.V., Clearwave N.V., Clearwave Holdings N.V., Vodafone Technical Services, EDC, NIB, EBRD.

(6)	Power of Attorney dated 27 August 2002 by the Borrower and the shareholders of the Borrower at the time.

(7)	Powers of Attorney dated various dates following 27 August 2002 by certain shareholders of the Borrower, substantially in the form of the Power of Attorney referred to in paragraph 6 above.

(8)	Security Sharing and Intercreditor Agreement dated 27 August 2002 among, inter alia, ABN AMRO Bank (Romania) S.A., Citibank Romania S.A., the Senior Lenders.

(9)	Security Agreement over Movables dated 27 August 2002 among the Senior Lenders and the Borrower.

(10)	Insurance Assignment dated 27 August 2002 between the Borrower, EBRD, EDC, NIB and the Hedge Providers.

(11)	Security Agreement over Shares dated 27 August 2002 between the Senior Lenders, the Borrower and shareholders of the Borrower from time to time.

(12)	Security Agreement over Accounts dated 27 August 2002 between the Senior Lenders, the Borrower and certain financial institutions.

(13)	Assignment of Receivables dated 27 August 2002 between the Senior Lenders and the Borrower.

(14)	Offshore Accounts Charge dated 27 August 2002 between, inter alia, EBRD, EDC, NIB, ABN AMRO Bank (Romania) S.A., Citibank Romania S.A., Raiffeisen Bank S.A., HVB Bank Romania S.A. and Cibernet.